Angel Oak Mortgage REIT, Inc. Completes $317 Million Standalone Securitization, Driving Margin Expansion and Setting the Stage for Continued Growth

Company demonstrates quick, accretive deployment of capital, covering cost of July senior unsecured notes issuance within one quarter and establishing runway for continued growth.

ATLANTA—October 16th, 2024—Angel Oak Mortgage REIT, Inc. (NYSE: AOMR), (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first-lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today announced the closing of AOMT 2024-10, an approximately $317 million scheduled principal balance securitization backed by a pool of residential mortgage loans. The senior tranche received an AAA rating from Fitch Ratings.

“The execution of AOMT 2024-10 serves as a testament to the AOMR business model and our affiliated origination, purchase, and securitization platforms provided through the Angel Oak ecosystem. As we indicated in our second quarter earnings discussions, the loans contributed to this deal were largely purchased with the proceeds from our July senior unsecured notes issuance, demonstrating our ability to quickly deploy capital into accretive investments. With this deal, we have covered the cost of capital from the July senior notes offering and have set the stage for compounded growth in the fourth quarter and beyond,” said Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc. “We plan to quickly recycle the capital released from AOMT 2024-10 into newly originated, high-quality non-QM loans and drive compounded balance sheet growth, net interest margin accretion, and strong future securitization execution.”

Key Highlights and Updates
•AOMT 2024-10 includes a portfolio of 661 non-QM loans with a scheduled principal balance of $316.8 million with a weighted average loan coupon of 7.79%, a weighted average original loan-to-value ratio of 70.3%, a weighted average original FICO score of 754. The A1 through B1 tranches, as well as a portion of the B2 tranche, were sold. The Company will retain the economics of the unsold tranches.
•The deal lowers the weighted average funding cost for the loans underlying the securitization by over 110 basis points, which is incremental to the 50 basis points of warehouse funding cost relief from the Federal Reserve Bank’s September rate cut.
•With this securitization, the Company reduces its whole loan warehouse debt by $260 million, reducing its total recourse debt to equity ratio in kind.
Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.
About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com.

Contacts
Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti
Alpha IR Group
AOMR@alpha-ir.com
312-445-2870
Company Contact:
KC Kelleher, Angel Oak Mortgage REIT, Inc.
Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com